EXHIBIT 99.1

TTM Technologies, Inc. Reports Fourth Quarter and Fiscal Year 2014 Results

COSTA MESA, Calif., Feb. 4, 2015 (GLOBE NEWSWIRE) -- TTM Technologies, Inc. (Nasdaq:TTMI), a major global printed circuit board ("PCB") manufacturer, today reported results for the fourth quarter and fiscal year 2014, which ended December 29, 2014.

Fourth Quarter 2014 Highlights

- Net sales were $390.9 million

-  GAAP net income was $13.9 million, or $0.17 per diluted share

-  Non-GAAP net income was $23.2 million, or $0.28 per diluted share

Fiscal Year 2014 Highlights

-  Net sales were $1.33 billion

-  GAAP net income was $14.7 million, or $0.18 per diluted share

-  Non-GAAP net income was $39.3 million, or $0.47 per diluted share

-  Announced agreement to acquire Viasystems Group, Inc. ("Viasystems").

Fourth Quarter 2014 Financial Results

Net sales for the fourth quarter of 2014 were $390.9 million compared to $345.3 million in the third quarter of 2014 and $366.1 million in the fourth quarter of 2013.

GAAP operating income for the fourth quarter of 2014 was $26.6 million compared to GAAP operating income of $12.3 million in the third quarter of 2014 and $29.3 million in the fourth quarter of 2013.

GAAP net income for the fourth quarter of 2014 was $13.9 million, or $0.17 per diluted share. This compares to GAAP net income of $7.7 million, or $0.09 per diluted share, in the third quarter of 2014 and $11.3 million, or $0.14 per diluted share, in the fourth quarter of 2013.

On a non-GAAP basis, net income for the fourth quarter of 2014 was $23.2 million, or $0.28 per diluted share. This compares to non-GAAP net income of $11.0 million, or $0.13 per diluted share, for the third quarter of 2014 and $22.1 million, or $0.27 per diluted share, for the fourth quarter of 2013.

Adjusted EBITDA for the fourth quarter of 2014 was $60.5 million, or 15.5 percent of net sales, compared to adjusted EBITDA of $43.6 million, or 12.6 percent of net sales, for the third quarter of 2014 and $58.4 million, or 16.0 percent of net sales, for the fourth quarter of 2013.

"We were pleased with our execution during the seasonally robust fourth quarter as our operating performance was on plan and resulted in significant sequential increases in revenue and operating profit," said Tom Edman, CEO of TTM. "Revenue was slightly above and non-GAAP earnings were at the high end of our guidance ranges for the quarter. Demand for our advanced HDI and rigid-flex PCB products used in smartphones was notably strong and drove our product shift toward advanced technology PCBs, resulting in strong utilization rates in our Asia Pacific manufacturing facilities. We are also encouraged to see bookings in the cellular phone end market remain solid as we enter the seasonally weaker first quarter."

Mr. Edman continued, "During the quarter, we received all necessary shareholder and foreign approvals required to complete the acquisition of Viasystems. While the proposed acquisition remains subject to review by the United States Federal Trade Commission and approval of the Committee on Foreign Investment in the United States, we continue to expect to close the acquisition in the first half of 2015. The combination with Viasystems will create a leading global PCB manufacturer and enhance the company's end market and customer diversification."

Full Year 2014 Financial Results

Net sales for fiscal year 2014 decreased to $1.33 billion from $1.37 billion in fiscal year 2013.

GAAP operating income for fiscal year 2014 was $46.5 million, a decrease from GAAP operating income of $69.1 million in fiscal year 2013.

GAAP net income for fiscal year 2014 was $14.7 million, or $0.18 per diluted share, compared to GAAP net income of $21.9 million, or $0.26 per diluted share, for fiscal year 2013.

On a non-GAAP basis, net income for fiscal year 2014 was $39.3 million, or $0.47 per diluted share. This compares to fiscal year 2013 non-GAAP net income of $51.3 million, or $0.62 per diluted share.

Adjusted EBITDA for fiscal year 2014 was $166.0 million, or 12.5 percent of net sales, compared to $181.3 million, or 13.3 percent of net sales, for fiscal year 2013.

Business Outlook

For the first quarter of 2015, TTM estimates that revenue will be in the range of $310 million to $330 million, and non-GAAP net income will be in the range of $0.06 to $0.12 per diluted share.

The Acquisition of Viasystems

As previously announced, TTM entered into a definitive agreement under which TTM will acquire all outstanding shares of Viasystems for a combined consideration of $11.33 in cash and 0.706 shares of TTM common stock per Viasystems' share of common stock. The parties currently expect to close the transaction in the first half of 2015. The transaction is subject to customary closing conditions, including United States regulatory approvals.

To Access the Live Webcast/Conference Call

TTM will host a conference call and webcast to discuss fourth quarter and fiscal year 2014 results and first quarter 2015 outlook on Wednesday, February 4, 2015, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The conference call may include forward-looking statements.

Telephone access is available by dialing domestic 1-888-417-8465 or international 1-719-457-2727 (ID 9222207). The conference call also will be webcast on TTM's website at www.ttmtech.com.

To Access a Replay of the Webcast

The replay of the webcast will remain accessible for one week following the live event on TTM's website at www.ttmtech.com.

About TTM

TTM Technologies, Inc. is a major global PCB manufacturer, focusing on quick-turn and technologically advanced PCBs and the backplane and sub-system assembly business. TTM stands for time-to-market, representing how TTM's time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttmtech.com.

Forward-Looking Statements

This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM's current expectations, and TTM does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM's control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, the timing and consummation of the proposed acquisition, the ability of the parties to consummate the proposed acquisition and the satisfaction of the conditions precedent to consummation of the proposed acquisition, including the ability to secure regulatory approvals in a timely manner or at all, general market and economic conditions, including interest rates, currency exchange rates and consumer spending, demand for TTM's products, market pressures on prices of TTM's products, warranty claims, changes in product mix, contemplated significant capital expenditures and related financing requirements, TTM's dependence upon a small number of customers and other "Risk Factors" set forth in TTM's most recent SEC filings.

About Our Non-GAAP Financial Measures

This release includes information about TTM's adjusted EBITDA, non-GAAP net income attributable to stockholders and non-GAAP earnings per share attributable to stockholders, all of which are non-GAAP financial measures. TTM presents non-GAAP financial information to enable investors to see TTM through the eyes of management and to provide better insight into TTM's ongoing financial performance.

Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization of intangibles, stock-based compensation expense, gain on sale of assets, asset impairments, restructuring, costs related to acquisitions, and other charges. Management believes that the non-GAAP financial information – which adds back amortization of intangibles, stock-based compensation expense, non-cash interest expense on debt, acquisition-related costs, asset impairments, restructuring and other unusual or infrequent items as well as the associated tax impact of these charges and discrete tax items – provides additional useful information to investors regarding TTM's ongoing financial condition and results of operations.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. TTM compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

- Tables Follow -

TTM TECHNOLOGIES, INC.
Selected Unaudited Financial Information
(In thousands, except per share data)

	Fourth Quarter		Third Quarter	Full Year
	2014	2013	2014	2014	2013

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

Net sales	$ 390,912	$ 366,111	$ 345,275	$ 1,325,717	$ 1,368,215
Cost of goods sold	322,437	295,894	296,167	1,131,028	1,150,372

Gross profit	68,475	70,217	49,108	194,689	217,843

Operating expenses:
Selling and marketing	9,926	9,535	9,033	36,919	37,149
General and administrative	30,046	28,932	25,733	100,944	105,924
Amortization of definite-lived intangibles	1,935	2,348	1,980	8,387	9,332
Restructuring charges	(7)	88	49	55	3,445
Impairment of long-lived assets	--	--	--	1,845	10,782
Gain on sale of assets	--	--	--	--	(17,917)
Total operating expenses	41,900	40,903	36,795	148,150	148,715

Operating income	26,575	29,314	12,313	46,539	69,128

Interest expense	(5,691)	(5,982)	(6,018)	(23,830)	(24,031)
Loss on extinguishment of debt	--	(10,743)	--	(506)	(10,743)
Other, net	1,620	1,092	1,742	88	5,418

Income before income taxes	22,504	13,681	8,037	22,291	39,772
Income tax provision	(8,566)	(2,385)	(379)	(7,598)	(15,879)

Net income	13,938	11,296	7,658	14,693	23,893

Net income attributable to noncontrolling interest	--	--	--	--	(2,016)
Net income attributable to stockholders	$ 13,938	$ 11,296	$ 7,658	$ 14,693	$ 21,877

Earnings per share attributable to stockholders:
Basic	$ 0.17	$ 0.14	$ 0.09	$ 0.18	$ 0.27
Diluted	$ 0.17	$ 0.14	$ 0.09	$ 0.18	$ 0.26

Weighted-average shares used in computing per share amounts:
Basic	83,345	82,649	83,345	83,238	82,506
Diluted	84,205	83,451	84,039	83,941	83,132

SELECTED BALANCE SHEET DATA
	December 29, 2014	December 30, 2013
Cash and cash equivalents	$ 279,042	$ 330,554
Accounts and notes receivable, net	307,933	277,070
Inventories	145,187	138,145
Total current assets	798,123	804,991
Property, plant and equipment, net	754,718	810,672
Other non-current assets	48,448	57,912
Total assets	1,601,289	1,673,575

Short-term debt, including current portion long-term debt	$ 128,045	$ 96,204
Accounts payable	217,326	192,357
Total current liabilities	496,012	458,003
Debt, net of discount	374,642	477,539
Total long-term liabilities	389,813	510,277
Total stockholders' equity	715,464	705,295
Total liabilities and stockholders' equity	1,601,289	1,673,575

SUPPLEMENTAL DATA
	Fourth Quarter		Third Quarter	Full Year
	2014	2013	2014	2014	2013
Gross margin	17.5%	19.2%	14.2%	14.7%	15.9%
Operating margin	6.8%	8.0%	3.6%	3.5%	5.1%

End Market Breakdown:
	Fourth Quarter		Third Quarter
	2014	2013	2014

Aerospace/Defense	14%	14%	15%
Cellular Phone	35%	24%	25%
Computing/Storage/Peripherals	10%	23%	13%
Medical/Industrial/Instrumentation	8%	8%	9%
Networking/Communications	27%	27%	32%
Other	6%	4%	6%

Stock-based Compensation:
	Fourth Quarter		Third Quarter
	2014	2013	2014
Amount included in:
Cost of goods sold	$ 197	$ 250	$ 207
Selling and marketing	263	308	257
General and administrative	1,287	1,684	1,490
Total stock-based compensation expense	$ 1,747	$ 2,241	$ 1,954

Operating Segment Data:
	Fourth Quarter		Third Quarter
Net sales:	2014	2013	2014
Asia Pacific	$ 264,015	$ 231,648	$ 214,727
North America	127,433	134,936	131,054
Total sales	391,448	366,584	345,781
Inter-segment sales	(536)	(473)	(506)
Total net sales	$ 390,912	$ 366,111	$ 345,275

Operating segment income:
Asia Pacific	$ 27,263	$ 25,863	$ 10,034
North America	1,247	5,799	4,259
Total operating segment income	28,510	31,662	14,293
Amortization of definite-lived intangibles	(1,935)	(2,348)	(1,980)
Total operating income	26,575	29,314	12,313
Total other expense	(4,071)	(15,633)	(4,276)
Income before income taxes	$ 22,504	$ 13,681	$ 8,037

RECONCILIATIONS[1]
	Fourth Quarter		Third Quarter	Full Year
	2014	2013	2014	2014	2013
Non-GAAP gross profit reconciliation[2]:
GAAP gross profit	$ 68,475	$ 70,217	$ 49,108	$ 194,689	$ 217,843
Add back item:
Stock-based compensation	197	250	207	866	1,059
Non-GAAP gross profit	$ 68,672	$ 70,467	$ 49,315	$ 195,555	$ 218,902
Non-GAAP gross margin	17.6%	19.2%	14.3%	14.8%	16.0%

Non-GAAP operating income reconciliation[3]:
GAAP operating income	$ 26,575	$ 29,314	$ 12,313	$ 46,539	$ 69,128
Add back items:
Amortization of definite-lived intangibles	1,935	2,348	1,980	8,387	9,332
Stock-based compensation	1,747	2,241	1,954	7,800	8,985
Gain on sale of assets	--	--	--	--	(17,917)
Acquisition-related costs	4,349	--	1,632	5,981	--
Impairments and restructuring charges	(7)	88	49	1,900	14,227
Non-GAAP operating income	$ 34,599	$ 33,991	$ 17,928	$ 70,607	$ 83,755
Non-GAAP operating margin	8.9%	9.3%	5.2%	5.3%	6.1%

Non-GAAP net income and EPS attributable to stockholders reconciliation[4]:
GAAP net income attributable to stockholders	$ 13,938	$ 11,296	$ 7,658	$ 14,693	$ 21,877
Add back items:
Amortization of definite-lived intangibles	1,935	2,348	1,980	8,387	9,332
Stock-based compensation	1,747	2,241	1,954	7,800	8,985
Non-cash interest expense	2,585	2,183	2,548	10,165	8,466
Gain on sale of assets	--	--	--	--	(17,917)
Acquisition-related costs	4,349	--	1,632	5,981	--
Impairments, restructuring and other charges	(7)	10,831	49	2,406	24,970
Income taxes	(1,332)	(6,765)	(4,810)	(10,121)	(4,444)
Non-GAAP net income attributable to stockholders	$ 23,215	$ 22,134	$ 11,011	$ 39,311	$ 51,269
Non-GAAP earnings per diluted share attributable to stockholders	$ 0.28	$ 0.27	$ 0.13	$ 0.47	$ 0.62

Adjusted EBITDA reconciliation[5]:
GAAP net income	$ 13,938	$ 11,296	$ 7,658	$ 14,693	$ 23,893
Add back items:
Income tax provision	8,566	2,385	379	7,598	15,879
Interest expense	5,691	5,982	6,018	23,830	24,031
Amortization of definite-lived intangibles	1,935	2,348	1,980	8,387	9,332
Depreciation expense	24,318	23,338	23,887	95,349	92,120
Stock-based compensation	1,747	2,241	1,954	7,800	8,985
Gain on sale of assets	--	--	--	--	(17,917)
Acquisition-related costs	4,349	--	1,632	5,981	--
Impairments, restructuring and other charges	(7)	10,831	49	2,406	24,970
Adjusted EBITDA	$ 60,537	$ 58,421	$ 43,557	$ 166,044	$ 181,293
Adjusted EBITDA margin	15.5%	16.0%	12.6%	12.5%	13.3%

[1] This information provides a reconciliation of non-GAAP gross profit, non-GAAP operating income, non-GAAP net income attributable to stockholders, non-GAAP EPS attributable to stockholders, and adjusted EBITDA to the financial information in our consolidated condensed statements of operations.

[2] Non-GAAP gross profit and gross margin measures exclude stock-based compensation expense.

[3] Non-GAAP operating income and operating margin measures exclude amortization of intangibles, stock-based compensation expense, gain on sale of assets, acquisition-related costs and restructuring and impairment charges.

[4] This information provides non-GAAP net income attributable to stockholders and non-GAAP EPS attributable to stockholders, which are non-GAAP financial measures. Management believes that both measures -- which add back amortization of intangibles, stock-based compensation expense, non-cash interest expense on debt (before consideration of capitalized interest), gain on sale of assets, acquisition-related costs, asset impairments, restructuring and other charges as well as the associated tax impact of these charges and discrete tax items -- provide additional useful information to investors regarding the Company's ongoing financial condition and results of operations.

[5] Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization of intangibles, stock-based compensation expense, gain on sale of assets, acquisition-related costs, asset impairments, restructuring and other charges. We present adjusted EBITDA to enhance the understanding of our operating results, and it is a key measure we use to evaluate our operations. In addition, we provide our adjusted EBITDA because we believe that investors and securities analysts will find adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America.
CONTACT: Todd Schull, CFO
         714-327-3000